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                                                                   EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-41623) and related Prospectus of Coinmach Corporation for the registration of up to $296,655,000 of its 11 3/4% Series D Senior Notes due 2005, and to the inclusion and incorporation by reference therein of our report dated March 20, 1996, with respect to the combined and consolidated financial statements of Coinmach Corporation and Subsidiaries (formerly Solon Automated Services, Inc., which was combined with The Coinmach Corporation and Subsidiaries, a company under common control, beginning April 5, 1995) included in Amendment No. 1 on Form 10-K/A to its Annual Report on Form 10-K for Coinmach Corporation for the year ended March 28, 1997, filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

Philadelphia, Pennsylvania
December 18, 1997